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                                     SCHEDULE 14A

              Proxy Statement Pursuant to Section 14(a) of the Securities
                        Exchange Act of 1934 (Amendment No.  )

                             Filed by the Registrant [_]

                     Filed by a Party other than the Registrant [X]

                               Check the appropriate box:

                           [_]  Preliminary Proxy Statement

                           [_]  CONFIDENTIAL, FOR USE OF THE
                              COMMISSION ONLY (AS PERMITTED BY
                                    RULE 14A-6(E)(2))

                            [_]  Definitive Proxy Statement

                         [_]  Definitive Additional Materials

    [X]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           Smurfit-Stone Container Corporation
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                    (Name of Registrant as Specified In Its Charter)

                               Stone Container Corporation
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


                     Payment of Filing Fee (Check the appropriate box):

                                 [X]  No fee required.

  [_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


       (1) Title of each class of securities to which transaction applies:

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       (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which

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        the filing fee is calculated and state how it was determined):

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             (4) Proposed maximum aggregate value of transaction:

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                              (5) Total fee paid:

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              [_]  Fee paid previously with preliminary materials.

    [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                          (1) Amount Previously Paid:

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               (2) Form, Schedule or Registration Statement No.:

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                               (3) Filing Party:

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                                (4) Date Filed:

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                                     Notes:

                              Reg. (S) 240.14a-101.

                                SEC 1913 (3-99)

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   THE FOLLOWING IS A PRESS RELEASE  DISSEMINATED BY SMURFIT-STONE CONTAINER
        CORPORATION AND STONE CONTAINER CORPORATION ON OCTOBER 26, 2000.

For Immediate Release       Contact:      Carrie Doyle 312-580-4865 (investors)
                                          Meg Gallagher 312-580-2289 (media)
                                          Fax 312-580-3486 www.smurfit-stone.com


                       STONE CONTAINER STOCKHOLDERS APPROVE
                       SERIES E PREFERRED STOCK TRANSACTION

                 Transaction Scheduled to Close November 15, 2000

CHICAGO, October 26, 2000 - Smurfit-Stone Container Corporation (Nasdaq: SSCC) announced today that the stockholders of Stone Container Corporation approved a proposed merger transaction at a special meeting of the company's stockholders. Pursuant to the terms of the merger transaction, each share of Stone Container's $1.75 Series E Cumulative Convertible Exchangeable Preferred Stock, issued and outstanding immediately prior to the effective time, will be canceled and converted into the right to receive one share of Smurfit-Stone's 7% Series A Cumulative Exchangeable Redeemable Convertible Preferred Stock, and $6.4425 in cash. The transaction is expected to occur on November 15, 2000.

     The cash payment represents the amount of accrued and unpaid dividends payable on each share of Series E Preferred Stock as of the effective time of the merger transaction, less an amount intended to cover certain transaction related expenses of $0.12 per share. After the merger transaction is completed, Series E Preferred stockholders will be sent written instructions for exchanging their share certificates. When the merger transaction becomes effective, Series A Preferred Stock will commence trading on a when-issued basis on the Nasdaq National Market under the symbol "SSCCP."

                                     #  #  #

        Smurfit-Stone Container Corporation is the premier manufacturer of paper- and paperboard-based packaging. Smurfit-Stone holds industry-leading positions in the production of containerboard (including white-top linerboard and recycled medium), corrugated containers, industrial bags, and clay-coated recycled boxboard; and is the world's largest paper recycler. In addition, Smurfit-Stone is a leading producer of folding cartons, solid bleached sulfate, paper tubes and cores, and labels. The company operates more than 300 facilities worldwide and employs approximately 40,000 people.